UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2012

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b) Departure of Certain Officers; (e) Compensatory Arrangements of Certain Officers.

On July 11, 2012, Southwest Gas Corporation (the “Company”) appointed James P. Kane as President and Chief Executive Officer of NPL Construction Co. (“NPL”), a wholly owned pipeline construction subsidiary of the Company.  In connection with this new appointment, Mr. Kane relinquished his position as President of Southwest Gas Corporation and its utility operations.  Concurrent with these changes, Jeffrey W. Shaw, the Company’s Chief Executive Officer, assumed Mr. Kane’s duties at the Company.  The press release announcing Mr. Kane’s appointment as President and Chief Executive Officer of NPL is furnished as Exhibit 99 to this Form 8-K.

In connection with Mr. Kane’s appointment as President and Chief Executive Officer of NPL, NPL entered into an Employment Agreement with Mr. Kane (the "Employment Agreement"), effective July 12, 2012, which provides for a term ending December 31, 2013, unless the agreement is terminated in accordance with its terms.  Pursuant to the terms of the Employment Agreement, Mr. Kane is entitled to receive an annual base salary of $500,000 and is eligible for an annual bonus based on the achievement of performance objectives, targets and criteria.  The amount of any bonus shall be calculated as a percentage of Mr. Kane’s base salary (with a target rate of 130% of base salary and a maximum rate of 170% of base salary).

Mr. Kane will be entitled to reimbursement of reasonable costs associated with his relocation from Las Vegas, Nevada to Phoenix, Arizona in accordance with NPL’s relocation policy.  NPL will provide Mr. Kane with a vehicle and he will be eligible to participate in benefit programs offered by NPL to its executives, which include personal time off, paid holidays, medical benefits and participation in NPL’s qualified 401(k) retirement plan and non-qualified deferred compensation plan.

If Mr. Kane’s employment is terminated by the Company other than for cause or if he resigns for good reason (within the meaning given to such terms in the Employment Agreement), Mr. Kane will be entitled to receive, subject to continued compliance with the restrictive covenants contained in the Employment Agreement, continued base salary and bonus compensation through the remaining term of the Employment Agreement.  Mr. Kane will be subject to non-competition and non-solicitation restrictions for a period of six months following any termination of his employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: July 12, 2012
/s/ GREGORY J. PETERSON
Gregory J. Peterson
Vice President/Controller and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit
No.	Description

99	Press Release announcing new officer of NPL dated July 12, 2012.